Exhibit 10.1

EXECUTION VERSION

Confidential

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of March 2, 2023, is made by and among Plum Partners LLC, a Delaware limited liability company (the “Sponsor”), Plum Acquisition Corp. I, a Cayman Islands exempted company limited by shares (“Plum”), and Sakuu Corporation, a Delaware corporation (the “Company”). The Sponsor, Plum, and the Company shall be referred to herein from time to time collectively as the “Parties” and, individually, as a “Party”. Capitalized terms used but not otherwise defined herein, including capitalized terms used in any provision incorporated herein pursuant to Section 15 hereof, shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, Plum, the Company, Plum SPAC 1 Merger Sub, Inc., a Delaware Corporation, and Plum SPAC 2 Merger Sub, LLC, a Delaware limited liability company, entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) pursuant to which the parties thereto will consummate the Transactions on the terms and subject to the conditions set forth therein; and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, the Sponsor will agree to (a) vote in favor of approval of all of the Transaction Proposals and not to redeem any shares of Plum held by Sponsor, (b) waive (if applicable) certain adjustments to the conversion ratio set forth in Plum’s Governing Documents with respect to the Plum Class B Shares, (c) terminate the lock-up provisions of that certain Letter Agreement, dated as of March 18, 2021, by and among the Sponsor, Plum, and the other parties thereto (the “Letter Agreement”), and (d) be bound by certain transfer restrictions with respect to its Plum Class B Shares, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Section 1. Agreement to Vote. Prior to the Termination Date (as defined below), the Sponsor irrevocably and unconditionally agrees that at the meeting of Plum’s shareholders to be convened for the purpose of obtaining the requisite shareholder approval of the Transaction Proposals in connection with the Transactions or any other meeting of Plum’s shareholders (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), the Sponsor shall:

(a) if and when such meeting is held, appear at such meeting or otherwise cause all Covered Shares (as defined below) owned by the Sponsor as of the record date of such meeting to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting all of the Sponsor’s Covered Shares owned as of the record date for such meeting in favor of each of the Transaction Proposals and any other matters necessary or reasonably requested by Plum for consummation of the Transactions, including any actions necessary to effectuate the matters contemplated by the Transaction Proposals;

(c) vote (or execute and return an action by written consent), or cause to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting all of the Sponsor’s Covered Shares owned as of the record date for such meeting in favor of any proposal to adjourn such meeting to a later date (i) to solicit additional proxies for the purpose of obtaining the Plum Shareholder Approval, (ii) for the absence of a quorum, or (iii) to allow reasonable time for the filing or mailing of any supplemental or amended disclosures that Plum has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing Plum Holders; and

(d) vote (or execute and return an action by written consent), or cause to be voted, at such meeting (or validly execute and return and cause such consent to be granted with respect to) all of the Sponsor’s Covered Shares against any other Plum Acquisition Proposal and any other action that (i) would reasonably be expected to materially impede, interfere with, delay, postpone, nullify or adversely affect the Transactions, or (ii) would result in the failure of any condition set forth in Article X of the Business Combination Agreement to be satisfied or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Agreement.

For purposes of this Agreement, “Covered Shares” means all Plum Class B Shares held by the Sponsor as of the date hereof together with any Plum Class B Shares acquired by the Sponsor after the date hereof, and any common stock of Plum issued on conversion of any such Plum Class B Shares.

Section 2. Redemption; Other Agreements.

(a) Unless this Agreement shall have been terminated in accordance with Section 7, the Sponsor agrees that the Sponsor shall not effect a Plum Shareholder Redemption.

(b) The Parties acknowledge that Sponsor may, in its sole discretion, provide up to fifty (50%) percent of the Covered Shares to third parties to facilitate support for and consummation of the Transaction Proposals, including, without limitation, incentives to provide interim financing and to secure approval of the Extension Proposal, which shall not be subject to the provisions of this Agreement, provided that if the Company shall enter into any agreement or commitment sourced by Sponsor for Indebtedness that either (a) is a Bridge Financing and, under the definition of “First Bridge Financing” or “Second Bridge Financing” in the Business Combination Agreement, is deemed to be reasonably satisfactory to the Company, or (b) constitutes Closing Indebtedness Liquidity, and which, under the definition thereof in the Business Combination Agreement, is deemed to be reasonably satisfactory to the Company, Sponsor shall contribute to the Company, upon the Effective Time, Covered Shares representing 50% of the amount of any shares of common stock of Plum that the Company is required to deliver to the lender thereof in connection with the funding of such Indebtedness.

(c) Sponsor agrees to transfer to Plum, Five hundred thousand (500,000) Covered Shares, for cancellation, upon issuance by Plum to Polar Multi-Strategy Master Fund (“Polar”) of Common Stock of Plum on conversion of Common Stock of the Company issued to Polar as provided in one certain Subscription Agreement between the Company and NPIC dated March 2, 2023 (the “Subscription Agreement”), concurrently the Closing; and

(d) If the Extension Proposal provides Plum with the right or the option to extend the period of time it is afforded under its Governing Documents to consummate a business combination to any date prior to, or at, the Termination Date (including any such right or option that may require the payment of any amount by Plum or the Sponsor, or the addition of any such amount in the Trust Account), Plum and Sponsor shall exercise such right, and take all other action necessary, so that the date by which Plum must, under its Governing Documents, consummate a business combination, is on or prior to the earlier of (i) the Termination Date and (ii) such date on which this Agreement is terminated in accordance with its terms.

(e) Sponsor hereby acknowledges that, pursuant to the Administrative Services Agreement dated March 18, 2021 between Sponsor and Plum, Plum pays the Sponsor (i) $10,000 per month for certain office space, secretarial and administrative services, (ii) the reasonable costs of salaries, benefits and out-of-pocket expenditures incurred in connection with the services provided to Plum by the employees, consultants and or members of Sponsor or its Affiliates, and (iii) the reasonable fees in connection with the Transaction. As of the date hereof, Plum does not owe Sponsor for any such obligations. From and after the date hereof, Plum may pay Sponsor for the expenses described in clause (ii) pursuant to the Administrative Support Agreement consistent with past practices. Plum will not owe Sponsor any payments in connection with or arising out of clauses (i) and (iii).

Section 3. Waiver of Anti-dilution Protection. With respect to its Covered Shares, the Sponsor hereby waives and agrees to refrain from asserting or perfecting, subject to, conditioned upon and effective as of immediately prior to, the occurrence of the Closing (for itself and for its successors and assigns), to the fullest extent permitted by Law and the Governing Documents of Plum, any rights to adjustment of the conversion ratio with respect to the Covered Shares owned by the Sponsor set forth in the Governing Documents of Plum. Notwithstanding anything to the contrary contained herein, the Sponsor does not waive, or agree to refrain from asserting or perfecting any rights in the event the Business Combination Agreement is terminated. If the Business Combination Agreement is terminated, this Section 3 shall be deemed null and void ab initio.

Section 4. Termination of Class B Shares Lock-up Period.

(a) The Sponsor, Plum and the undersigned Insiders (as defined in the Letter Agreement) hereby agree that effective as of the date hereof:

(i) paragraph (a) of Section 5 of the Letter Agreement shall be amended and restated in its entirety as follows:

“5. (a) Reserved.”

(ii) paragraph (c) of Section 5 of the Letter Agreement shall be amended to remove all references to paragraph (a) of Section 5 and all references to the Founder Shares (as such term is defined in therein); and

(iii) clause (i) of Section 9 of the Letter Agreement shall be amended and restated in its entirety as follows:

“the completion of an initial Business Combination.”

(b) The amendments set forth in this Section 4 shall be void and of no force and effect with respect to the Letter Agreement if the Business Combination Agreement shall be terminated for any reason in accordance with its terms. The Sponsor agrees that during the period from the date hereof through the Termination Date, it shall not further modify, amend or waive the performance of any provision under the Letter Agreement.

Section 5. Transfer of Shares.

(a) The Sponsor hereby agrees that, during the period from the date hereof through the Termination Date, except as contemplated by this Agreement and the Business Combination Agreement, it shall not, and shall cause its Affiliates not to, without the prior written consent of Plum and the Company: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, loan, place a lien on or otherwise encumber, grant any option, right or warrant to purchase or other disposal of or agreement to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, in each case with respect to any security, including any Covered Share, (ii) enter into any swap, hedging, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, including any Covered Share, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) make a public announcement or disclosure of any action or intention to effect any transaction specified in clause (i) or (ii) (collectively, a “Transfer”); provided that the foregoing restrictions shall not apply to the Transfer of any or all of the Covered Shares owned by the Sponsor made in respect of a Permitted Transfer; provided, further, that in any of case of a Permitted Transfer, it shall be a condition to such Transfer that the transferee executes and delivers to Plum and the Company an agreement, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Covered Shares subject to the provisions of this Agreement applicable to the Sponsor, and there shall be no further Transfer of such Covered Shares except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transfer” shall mean a Transfer made: (A) as a bona fide gift, or to a charitable organization or educational institution; (B) by distributions from the Sponsor to its affiliates, subsidiaries, partners, limited partners, managers, members, equityholders, shareholders, trustors or beneficiaries, or to any investment fund or other entity that controls, is controlled by, manages, is managed by or is under common control with the Sponsor, pursuant to the Sponsor’s organizational documents; (C) by allocation, grant, or issuance of incentive bonus pool or any other unallocated equity interests of the Sponsor to any Person pursuant to the Sponsor’s organization documents, including in connection with any initial business combination or other similar transaction; (D) by virtue of applicable Law or the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (E) in connection with the consummation of the liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Plum’s shareholders having the right to exchange their New Plum Common Shares in Plum for cash, securities or other property (each, a “Liquidity Event”); (F) in the event of Plum’s liquidation prior to the completion of the transactions contemplated by the Business Combination Agreement; (G) to the Sponsor’s officers or directors, any affiliate or family member of any of the Sponsor’s officers or directors, as members, partners of the Sponsor of their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (H) to Plum pursuant to any contractual arrangement in effect on the date of the Agreement that provides for the repurchase of the Covered Shares by Plum, provided that such Transfer is not required to be reported with the SEC on Form 4 in accordance with Section 16 under the Exchange Act and no other public announcement shall be voluntarily made during the Lock-Up Period in connection with any such Transfer (other than Form 13F filings filed with the SEC); (I) in connection with the conversion of any convertible security into, or the exercise of any option or warrant for, Plum Shares, provided that (i) any such Plum Shares received by the Sponsor shall be subject to the terms of this Agreement and (ii) such Transfer is not required to be reported with the SEC on Form 4 in accordance with Section 16 under the Exchange Act and no other public announcement shall be voluntarily made during the Lock-Up Period (other than Form 13F filed with the SEC); (J) to a nominee or custodian of a person or entity to whom a Transfer would be permissible under clauses (A) through (H) above; and (K) pursuant to a bona fide tender offer for shares of Plum’s capital stock, merger, consolidation or other similar transaction made to all holders of Plum’s securities (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the Sponsor may agree to transfer, sell, tender or otherwise dispose of Plum Shares or other securities in connection with such transaction) that has been approved by the Board of Directors of Plum, provided, that in the case of any Transfer pursuant to clauses (A) through (G) such Transfer is not required to be reported with the SEC on Form 4 in accordance with Section 16 under the Exchange Act and no other public announcement shall be voluntarily made during the Lock-Up Period (other than (1) any required filings on Form 13F, or Schedule 13G under the Exchange Act, and (2) in the case of any Transfer pursuant to clause (A), any Form 4 or Form 5 required to be filed under the Exchange Act if the Sponsor or its Affiliate, as applicable, is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition). Further, the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Plum Shares shall not be a Transfer, provided that (i) such plan does not provide for the transfer of Plum Shares during the Lock-Up Period and (ii) no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period.

(b) The Sponsor agrees not to (1) Transfer any Covered Shares from and after the Closing and until the date that is one hundred and eighty days (180) days after the date of the Closing (the “Lock-Up Period”); provided, that the Covered Shares may be Transferred prior to the end of the Lock-Up Period as follows: (i) one-third of the Covered Shares will be released from the Lock-Up Period if the volume weighted average price (“VWAP”) of the New Plum Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-day trading period, (ii) one-third of the Covered Shares will be released if the VWAP of the New Plum Common Shares equals or exceeds $15.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-day trading period and (iii) one-third of the Covered Shares may be released if the VWAP of the New Plum Common Shares equals or exceeds $17.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-day trading period, and (2) from and after the execution of the Combination Agreement and until the end of the Lock-Up Period, directly or indirectly, engage in any short sales or other hedging or derivative transactions in respect of the Covered Shares; provided that the foregoing restrictions shall not apply to the Transfer of any or all of the Covered Shares owned by the Sponsor made in respect of a Permitted Transfer or a distribution to any member who is an individual; provided, further, that in any case of a Permitted Transfer under clauses (A) through (C) of the definition thereof, it shall be a condition to such Transfer that the transferee executes and delivers to Plum an agreement, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Covered Shares subject to the provisions of this Agreement applicable to the Sponsor, and there shall be no further Transfer of such Covered Shares except in accordance with this Agreement.

(c) During the Lock-Up Period, stop transfer orders shall be placed against the Covered Shares and each certificate or book-entry interest evidencing any Covered Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SPONSOR LETTER AGREEMENT, DATED AS OF MARCH 2, 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS AMENDED. A COPY OF SUCH SPONSOR LETTER AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, the Sponsor shall retain all of its rights as a shareholder of Plum during the Lock-Up Period, including the right to vote, and to receive any dividends and distributions in respect of, any Covered Shares.

(e) At any time during the Lock-Up Period, Plum may, to the extent not prohibited by applicable Law, waive compliance by the Sponsor with any of the agreements or conditions for the benefit of Plum set forth herein, as applicable, provided that any such waiver shall be valid only if set forth in a written instrument signed on behalf of and Plum.

(f) Any Transfer in violation of this Section 5 shall be null and void ab initio.

Section 6. Closing Date Deliverables. At or prior to the Closing, the Sponsor shall deliver to Plum and the Company a copy of the Registration Rights Agreement duly executed by the Sponsor.

Section 7. Termination. This Agreement, and all of the representations, warranties, agreements and covenants contained herein (including any rights arising out of any breach of any of such representation, warranties, agreements and covenants), shall automatically terminate, without any notice or other action by any Party, and be void ab initio and of no further force and effect, and all rights and obligations of the Parties hereunder shall automatically terminate without any further liability on the part of any Party in respect thereof, upon the earlier to occur of (the “Termination Date”): (a) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (b) at the end of the Lock-Up Period, and (c) the mutual written agreement of the Parties hereto; provided, that nothing herein will relieve any Party from liability for any breach hereof prior to the Termination Date, and each Party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. Plum and the Company shall promptly notify the Sponsor of the termination of the Business Combination Agreement promptly after the termination of such agreement.

Section 8. No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement or any other agreement contemplated by the Transactions, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and persons that are expressly identified as Parties to this Agreement in their capacities as such and no former, current or future stockholder, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any Party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate, family members, representatives and the respective successors and assigns of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby, the negotiation hereof or this Agreement, or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties hereto, in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or in connection therewith seek to recover monetary damages from, any Non-Recourse Party.

Section 9. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in the Sponsor’s capacity as a record holder and beneficial owner of Covered Shares, and (b) nothing herein will be construed to limit or affect any action or inaction by Plum or any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of Plum or as an officer, employee or fiduciary of Plum, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of Plum.

Section 10. Representations and Warranties.

(a) Each of the Parties hereto represents and warrants that (i) it has the power and authority, or capacity, as the case may be, to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement and the performance of its obligations hereunder have been, as applicable, duly and validly authorized by all corporate or limited liability company action on its part and (iii) this Agreement has been duly and validly executed and delivered by each of the Parties hereto and constitutes, a legal, valid and binding obligation of each such party enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

(b) The Sponsor hereby represents and warrants as of the date hereof to Plum and the Company (solely with respect to itself and not with respect to any other Party):

(i) The execution and delivery of this Agreement by the Sponsor does not, and the performance by such Person of his, her or its obligations hereunder will not (A) conflict with or result in a violation of the Governing Documents of Sponsor or (B) require any consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or third party that has not been given or any such consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not reasonably be expected to be, individually or in the aggregate, material to the Sponsor, as applicable, in each case, to the extent such consent, approval or authorization of, or designation, declaration or filing with, such Governmental Authority or third party would prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Agreement.

(ii) The Sponsor is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of the Covered Shares as set forth in its respective beneficial ownership reports filed with the SEC, and there exist no Liens or any other limitation or restriction (other than transfer restrictions under the Securities Act, Plum’s Governing Documents, Permitted Liens, this Agreement, the Business Combination Agreement, the Letter Agreement or any other applicable securities Laws), in each case, that could reasonably be expected to (A) impair the ability of the Sponsor to perform its obligations under this Agreement or (B) prevent, impede or delay the consummation of any of the transactions contemplated by this Agreement. The equity securities set forth in such beneficial ownership reports filed with the SEC and the private placement warrants held by Sponsor are the only equity securities in Plum owned of record or beneficially by the Sponsor on the date of this Agreement, and none of such equity securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such equity securities, except as provided hereunder and under the Letter Agreement.

(iii) There are no Proceedings pending against the Sponsor, or, to the knowledge of the Sponsor, threatened against it, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement or the Letter Agreement.

(iv) Except as described in Section 5.06 and Section 6.07 of the Business Combination Agreement, no broker, finder, investment banker or other similar Person is entitled to any brokerage fee, finders’ fee or other similar commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by the Sponsor, for which Plum or any of its Affiliates may become liable.

(v) The Sponsor understands and acknowledges that each of Plum and the Company are entering into the Business Combination Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement.

(vi) The Sponsor holds, and beneficially owns, all of the issued and outstanding Plum Class B Shares. Sponsor does not hold or beneficially own any Plum Class A Shares at the date of this Agreement.

Section 11. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

Section 12. Further Assurances. Each of the Parties hereto is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any Proceeding with respect to the matters covered hereby. Each of the Parties hereto shall pay all of their respective expenses in connection with this Agreement and the transactions contemplated herein. Each of the Parties hereto shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.

Section 13. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, with no mail undeliverable or other rejection notice, if sent by email or (c) three business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

If to the Sponsor:

Plum Partners, LLC

339 Seaview Avenue

Piedmont, California 94610

Attention: Ursula Burns; Michael Dinsdale; Kanishka Roy; Clay Whitehead

with a required copy (which copy shall not constitute notice) to:

Lane & Waterman LLP

220 N. Main St. Ste. 600

Davenport, Iowa 52801

Attn: C. Dana Waterman III

If to Plum:

Plum Acquisition Corp. I

2021 Fillmore St. #2089

San Francisco, California

Attention: Kanishka Roy; Mike Dinsdale

with a required copy (which copy shall not constitute notice) to:

Lane & Waterman LLP

220 N. Main St. Ste. 600

Davenport, Iowa 52801

Attn: C. Dana Waterman III

If to the Company:

Sakuu Corporation

5870 Hellyer Ave #50

San Jose, CA 95138

Attn: Robert Bagheri

with a required copy (which shall not constitute notice) to:

Fenwick & West LLP

801 California St

Mountain View, CA 94041

Attn: David K. Michaels; Michael S. Pilo

Section 14. No Waiver of Rights, Powers and Remedies. No failure or delay by a Party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties hereto, shall operate as a waiver of any such right, power or remedy of such Party. No single or partial exercise of any right, power or remedy under this Agreement by a Party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party hereto shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Agreement shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

Section 15. Incorporation by Reference. Sections 1.02 (Construction); 12.03 (Assignment); 12.06 (Captions; Counterparts); 12.08 (Entire Agreement); 12.09 (Amendments); 12.10 (Severability); 12.11 (Governing Law); 12.12 (Consent to Jurisdiction); 12.13 (Waiver of Jury Trial); 12.14 (Enforcement) and 12.16 (Nonsurvival of Representations, Warranties and Covenants) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PLUM PARTNERS LLC

By	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	Manager

PLUM ACQUISITION CORP. I

By	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	Co-Chief Executive Officer and President

[Signature Page to Sponsor Letter Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SAKUU CORPORATION

By:	/s/ Robert Bagheri
Name:	Robert Bagheri
Title:	Chief Executive Officer

[Signature Page to the Sponsor Letter Agreement]

Solely for purposes of Section 4 of this Agreement:

INSIDERS

By:	/s/ Ursula Burns
Name:	Ursula Burns

By:	/s/ Clay Whitehead
Name:	Clay Whitehead

By:	/s/ Kanishka Roy
Name:	Kanishka Roy

By:	/s/ Mike Dinsdale
Name:	Mike Dinsdale

By:	/s/ Kelly Breslin Wright
Name:	Kelly Breslin Wright

By:	/s/ Vin Murria
Name:	Vin Murria

By:	/s/ Kevin Turner
Name:	Kevin Turner

By:	/s/ Lane Bess
Name:	Lane Bess

By:	/s/ Alok Sama
Name:	Alok Sama

By:	/s/ Jennifer Ceran
Name:	Jennifer Ceran

[Signature Page to the Sponsor Letter Agreement]